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                           CONSENT OF DIRECTOR NOMINEE



      I hereby consent to the reference to me as a director nominee of SBS Technologies, Inc. (the ""Company'') in the Registration Statement filed by the Company pursuant to the Securities Act of 1933.





/s/ Warren Andrews
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    Warren Andrews


October 3, 1996
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Date